SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 2, 2004

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania 19102-2112

(Address of principal executive offices) (Zip Code)

(215) 448-1400

(Registrant’s telephone number)

Page 1 of 4 Pages
Exhibit Index on Page 4

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement dated 1/28/04
Pricing Agreement dated 1/28/04
Form of 4.75% Note due 2/15/04
Opinion of Sonnenschein Nath & Rosenthal LLP

Item 5. Other Events.

     On February 2, 2004, Lincoln sold $200,000,000 principal amount of its 4.75% Notes due February 15, 2014 (the “Notes”) pursuant to an Underwriting Agreement dated January 28, 2004 (the “Underwriting Agreement”) and a Pricing Agreement dated January 28, 2004 (the “Pricing Agreement”) among Lincoln and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC.

     The Notes were issued pursuant to that certain Indenture dated as of September 15, 1994 between Lincoln and The Bank of New York, as trustee. The Notes have been registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3, as amended (Nos. 333-49201 and 333-84728) (the “Registration Statement”) previously filed with the Securities and Exchange Commission under the Securities Act of 1933. Copies of the Underwriting Agreement, the Pricing Agreement, the form of Note and opinion of counsel relating to the offering of the Notes pursuant to the Registration Statement are attached hereto as Exhibits 1.1, 1.2, 4.1 and 5.1, respectively, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement dated January 28, 2004

1.2	Pricing Agreement dated January 28, 2004 among Lincoln and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC.

4.1	Form of 4.75% Note due February 15, 2014

5.1	Opinion of Sonnenschein Nath & Rosenthal LLP

Page 2 of 4 Pages

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Richard C. Vaughn

Name: Title:	Richard C. Vaughn Executive Vice President and Chief Financial Officer

Date: February 4, 2004

Page 3 of 4 Pages

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement dated January 28, 2004

1.2	Pricing Agreement dated January 28, 2004 among Lincoln and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC.

4.1	Form of 4.75% Note due February 15, 2014

5.1	Opinion of Sonnenschein Nath & Rosenthal LLP

Page 4 of 4 Pages